RESOLUTIONS APPROVING AMENDMENTS TO THE
2003 OMNIBUS INCENTIVE PLAN

WHEREAS, the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan (the “2003 Plan”) is being amended as provided in Exhibit A hereto.

RESOLVED, that the amendment to the 2003 Plan (the “Amendment”) shall be adopted and effective as of the date of these resolutions in the form attached hereto as Exhibit A; and

FURTHER RESOLVED, that the Corporation’s officers, employees, agents and attorneys are hereby authorized and directed, for and on behalf of the Corporation, to prepare, execute and file such instruments and to take all such other action as may be necessary, appropriate or convenient to give effect to the Amendment and to the foregoing resolutions.

Appendix A

Form of the Amendment to 2003 Omnibus Incentive Plan
AMENDMENT TO THE
SAIA, INC.
AMENDED AND RESTATED
2003 OMNIBUS INCENTIVE PLAN

WHEREAS, Saia, Inc. (“Company”) previously adopted the Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan (“Plan”) for the benefit of certain eligible employees;

WHEREAS, Section 20 of the Plan affords the Board of Directors (the “Board”) of the Company the discretion to amend the Plan; and

WHEREAS, the Board desires to amend the Plan, effective immediately, so that the definition of Change in Control in the Plan conforms to the definition of Change in Control in the Saia, Inc. 2011 Omnibus Incentive Plan and as provided below with respect to awards to New Employee Directors.

NOW THEREFORE, effective immediately, the Plan is amended as follows:

1.	Section 2.4 is deleted in its entirety and replaced with the following:

“2.4 “Change in Control” means, unless otherwise defined, the happening of any of the following:

(i) When during any 12 month period any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 and as used in Sections 13(d) and 14(d) thereof, including any “group” within the meaning of both Section 13(d) of the Securities Exchange Act of 1934 and Treas. Reg. §1.409A-3(i)(5)(v)(B), but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that the event described in this Section 2E(i) shall not be deemed to be a Change in Control by virtue of any of the following situations: (a) an acquisition by the Company or any Subsidiary; (b) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; or (c) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; and

(ii) When during any 12 month period the individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual (x) whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board and (y) who is a nominee or other representative of the person(s) who conducted or threatened such contest or solicitation or an affiliate thereof; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”); provided; however, that a Business Combination will not constitute a Change in Control if each of the following three conditions is satisfied following such Business Combination:

(A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

(B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) becomes, by reason of such Business Combination, the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of such corporation, but disregarding for this purpose any beneficial ownership held more than 12 months prior to the effective time of such Business Combination; provided, however, that the requirements described in this Section 2E(iii)(B) shall be deemed satisfied by virtue of any of the following situations: (a) an acquisition by the Company or any Subsidiary; or (b) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; and

(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Without limiting the generality of the foregoing and to the extent necessary to prevent adverse tax consequences under Code Section 409A, the above definition is intended to constitute a change in the ownership, a change in effective control or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in Treasury Regulation 1.409A-3(i)(5) or any successor guidance thereto (a “409A Change Event”) and in no event, shall a change in ownership or an occurrence be a Change in Control under this Plan unless it is also a 409A Change Event.”

2.	Section 10 of the Plan is deleted in its entirety and replaced with the following:

“10.1 Discretionary Retainer Awards. Each Non-Employee Director shall annually have the option of receiving up to 100% of the applicable level of annual Board and committee retainers in Shares rather than cash. Should any Non-Employee Director desire to take advantage of this option, such Non-Employee Director shall so notify the Committee no later than seven (7) calendar days prior to each year’s annual meeting of stockholders, which notification shall advise the Committee the percentage of the annual Board and committee retainers the Non-Employee Director wishes to receive in Shares rather than cash. The value of Shares to be computed for the purposes of determining the number of Shares awarded by reference to the Fair Market Value of a Share on the date of the award of the Shares. Fractional Shares shall be rounded off to the nearest whole share.

10.2 Non-Retainer Equity Awards. On May 1 of each calendar year (or any later date within such calendar year), each Non-Employee Director shall be granted an award of not more than 3,000 Shares. Any Non-Employee Director appointed to the Board of Directors other than at the Company’s annual meeting of stockholders shall be granted upon his or her appointment an award of not more than 3,000 Shares.

10.3 Deferral of Awards. Notwithstanding Sections 10.1 and 10.2, each Non-Employee Director shall have the right to defer all or a portion of his or her Discretionary Awards under Section 10.1, and Non-Retainer Equity Awards under Section 10.2 under the Saia, Inc. Directors’ Deferred Fee Plan.”

IN WITNESS WHEREOF, this Amendment to the Plan has been duly executed as of the 27th day of January, 2011.

Saia, Inc.

By: /s/James A. Darby
Name: James A. Darby
Title: Secretary